Q1 2019 Financial Results Supplement May 15, 2019 Exhibit 99.2

Forward-Looking Statements Forward-Looking Statements This presentation and our accompanying comments include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations, and intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019 with the Securities and Exchange Commission (“SEC”) and in our other reports filed from time to time with the SEC. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with GAAP because management believes such measures are useful to investors. The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures. When applicable, management’s discussion and analysis includes specific consideration for items that comprise the reconciliations of its non-GAAP financial measures. Reconciliation of non-GAAP financial measures are included in the supplemental slides in the Appendix of this presentation. Market & Industry Data This presentation includes industry and trade data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. The Company has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based.

Agenda Financial Highlights and Business Update Scott Sewell, President and CEO Financial Results for Q1 2019 Review of 2019 Guidance and 2020 Outlook Nick Jacoby, Interim CFO and Treasurer

Q1 2019 Business Updates Bids outstanding now in excess of $3.5 billion Opened additional fly ash storage terminal in MA Continued to receive strong customer interest in MP618TM fly ash beneficiation technology; expect to convert this interest to awards in the second half of 2019 Two slag grinding facilities currently under construction expected to be completed in Q3 2019 Received Gold Level safety awards at two remediation sites from the North Carolina Department of Labor

First Quarter 2019 Highlights



($ in millions)

- Revenue growth of 5%, in line with the Company's expectations, driven by the acquisition of SCB Materials International in March 2018
- Gross profit decrease of 19%, primarily driven by adverse weather-related impacts and specific issues at three sites leading to unanticipated cost increases
- Year-over-year Adjusted EBITDA and Adjusted EBITDA margin down primarily due to impacts mentioned above
- Positive operating cash flow, up $2M versus prior period primarily driven by positive changes in working capital
- Expect to receive significant cash payment in 2H 2019 from Brickhaven customer; process still on track

Q1 2019 vs. Q1 2018


Revenue
$156
$163
Q1 2018
Q1 2019
Gross Profit
$19
$15
Q1 2018
Q1 2019
12.3%
9.4%
Adjusted EBITDA[1]
$17
$9
Q1 2018
Q1 2019
11.2%
5.5%
Margin Comparison
Cash Flow From Operations
$4
$6
Q1 2018
Q1 2019

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1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure

Growth Potential and Drivers Expanding Pipeline of Opportunities Compelling Value Proposition to Customers ~15% of current bid pipeline has been verbally awarded to Charah, exclusive negotiations underway Expected to announce new awards over remainder of 2019 Overwhelmingly Positive Response to Technology Initiatives Regulatory and Public Policy Trends Driving Customer Needs Industry leader in ash excavation History of solving customers’ most complex environmental challenges Exceptional quality, safety and compliance record Favorable market dynamics and regulatory trends Commitment to reducing greenhouse gas emissions for a cleaner energy future

Progress on Technology Rollout



Most cost-effective technologies available

Byproduct Sales

- Opened first slag grinding facility – Albany, NY
- Launched first MP618™ Thermal Fly Ash Beneficiation Facility – Sulphur, LA
- Constructing slag grinding facility – Houston, TX; expected to be online in Q3; sales in Q4
- New MA fly ash storage terminal

- West Coast grinding facility now under construction
- In planning stage on two other grinding facilities
- Seeing strong customer interest in both technologies
- Expect to have new contracts in place for MP618™ technology in next few months


Charah Solutions' MultiSource Materials Network

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Regulatory and Public Policy Trends Driving Customer Need Coal ash cleanup bill wins bipartisan backing in Virginia North Carolina Requires Duke Energy to Remove Coal Ash From All Storage Basins Virginia Governor approves law requiring Dominion to excavate all coal ash Coal ash contaminating groundwater nationwide, groups say Coal ash contaminates groundwater near most U.S. coal plants: study

Recent Regulatory Developments Virginia Clean Closure Legislation Signed into law in March 2019 Affects more than 27M tons of ash stored in CCR lagoons for four Dominion Energy power plants; requires beneficiation of at least 25% and clean closure of remainder Represents significant opportunities for our beneficiation and remediation businesses over 15+ years North Carolina Clean Closure Decision NC Department of Environmental Quality (DEQ) ordered Duke Energy to remove coal ash from all storage basins and move to lined landfills Duke had planned to move 22 of 31, and use “cap in place” for other nine (~56M tons of ash) DEQ: “Excavation is the only way to protect public health and the environment” Final excavation closure plans due to DEQ by August 1, 2019; beneficiation may have a role in plans Duke has appealed ruling VA and NC developments represent significant opportunities for our beneficiation and remediation businesses over 15+ years

Q1 2019 Financial Review

Business Segment Performance First Quarter 2019 vs. First Quarter 2018 Revenue 14.2% 26.1% Gross Profit Revenue 6.8% 6.2% Gross Profit Maintenance & Technical Services 3% Revenue Decrease Environmental Solutions 22% Revenue Growth Revenue decrease driven by reduced scope of nuclear outages Strong revenue growth driven by acquisition of SCB Gross profit and gross margin % decline driven by adverse weather impacts and issues at three sites ($ in millions)

Q1 2019 Cash Flow Cash flow from operations (pre-changes in W/C) $5.4 Change in W/C 0.7 Operating cash flow 6.2 Capex Maintenance and growth (3.3) Technology (3.4) Free cash flow (0.5) Positive operating cash flow; improvement from prior quarters Capex spend expected to increase over remainder of 2019 as new project awards are received and technology is rolled out ($ in millions) Includes CIE buildup of $8.6M; drag to cash flows; expected to be substantially recovered with Brickhaven payment Expect to be significantly free cash flow positive in 2019

$ Millions (Pre-IPO) As of 3/31/2018 As of 12/31/2018 As of 3/31/2019 Cash and Cash Equivalents $9 $7 $6 $50 Revolver ($45 prior to refinance) -- $20 $21 Equipment Financing $21 $35 $38 Senior Secured Term Loan $245 $202 $200 Total Debt3 $266 $257 $258 Net Debt $257 $250 $252 LTM Adj. EBITDA $78 $99 $90 Gross Leverage 3.41x 2.61x 2.86x Net Leverage 3.29x 2.54x 2.78x Debt & Leverage $50M capacity less $20M drawn less $12M used for letters of credit. “DDTL” refers to our Delayed Draw Term Loan availability. Total debt is shown before debt issuance costs. Liquidity of $49M: Cash: $6M Revolver1: $18M DDTL2: $25M Expect to receive substantial cash payment from Brickhaven customer in 2H 2019; significant portion to repay debt Expect leverage ratio to trend higher over course of 2019 (due to lower Adjusted EBITDA) before improving in 2020

2019 Guidance & 2020 Outlook

Revised 2019 Guidance   Original 2019 Guidance Range Revised 2019 Guidance Range Revenue $650 - $800 $550 - $650 Net Income attributable to Charah Solutions $5 - $20 $5 - $15 Adjusted EBITDA $50 - $65 No change ($ in millions) Lower revenue guidance driven by delays in timing of new business awards Lower end of revenue range substantially underpinned by existing business and new work awarded to date Remain confident in bid conversion prospects; expect will have a meaningful impact in 2020 Expect to be significantly FCF positive in 2019 with receipt of Brickhaven related payment

2020 Outlook: Our Expectations Well positioned for at least 20% revenue growth in 2020 from previous 2019 guidance range of $650M to $800M Size and quality of outstanding bids Verbal awards received to date Prospects for additional conversion in 2H 2019 and 2020 Favorable market and regulatory dynamics accelerating need for remediation Increased market penetration of our technologies Potential to bundle with remediation capabilities to our competitive advantage 2020 Adjusted EBITDA margin comparable to or improved from 2019 Higher-margin profile of expected revenue growth No need to scale up G&A expenses with growth in revenues

APPENDIX

Additional Detail

Key Expense Items in 2018 and Outlook for 2019



($ in millions)

Depreciation & amortization expense

Depreciation	**$49.2**
Amortization of intangible assets	8.3
Amortization of purchase option liability	(15.2)
Total 2018 D&A (per Statement of Cash Flows)	**$42.3**

- Depreciation includes $38M related to Brickhaven, including accelerated amount (booked to COGS); most will not continue in 2019
- Amortization of intangible assets is expected to continue in 2019 at similar levels (booked G&A expense)
- Amortization of purchase option liability is expected to decrease in 2019 to ~$3.0M (booked G&A credit)
- 2019 D&A expense expected lower than 2018 levels by ~$20M

General & administrative expense

Reported G&A expense	**$76.8**
Add back: Amortization of purchase option liability	15.2
Less:	
Non-recurring and non-operating legal costs and expenses	25.4
Non-recurring startup costs	1.5
Transaction related expenses and other items	4.5
2018 Adjusted G&A expense	**$60.5**

- Reported and Adjusted G&A expense both include:
  - $4.1M of non-cash stock compensation expense; will vary from year to year
  - $8.3M of non-cash amortization of intangible assets
  - Total ~$12.4M non-cash G&A expense
- 2019 G&A expense expected to be in the ballpark of 2018 Adjusted G&A expense

Interest expense

Reported Interest expense	**$32.2**
Less: Refinancing costs	12.5
Interest expense excluding refinancing costs	**19.8**
2018 Cash interest	$22.8

- Refinancing costs consists of a $10.4M non-cash write-off of debt issuance costs and a $2.1M prepayment penalty
- 2019 cash interest payments expected to be lower due to term loan refinancing in Q3 2018 ($13M - $15M in 2019)
- 2019 GAAP interest expense will vary with non-cash mark-to-market adjustments on rate swap

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Non-GAAP Reconciliation Adjusted EBITDA Represents non-recurring legal costs and expenses, which amounts are not representative of those that we historically incur in the ordinary course of our business. Negative amounts represent insurance recoveries related to these matters. Represents non-recurring start-up costs associated with the startup of Allied Power Management, LLC (“Allied”) and our nuclear services offerings, including the setup of financial operations systems and modules, pre-contract expenses to obtain initial contracts and the hiring of operational staff. Because these costs are associated with the initial setup of the Allied business to initiate the operations involved in our nuclear services offerings, these costs are non-recurring in the normal course of our business. Represents SCB transaction expenses, executive severance costs, IPO-related costs and other miscellaneous items. Adjusted EBITDA margin is a non-GAAP financial measure that represents the ratio of Adjusted EBITDA to total revenues. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability.

Non-GAAP Reconciliation Adjusted EPS Represents non-recurring legal costs and expenses, which amounts are not representative of those that we historically incur in the ordinary course of our business. Negative amounts represent insurance recoveries related to these matters. Represents non-recurring start-up costs associated with the startup of Allied Power Management, LLC (“Allied”) and our nuclear services offerings, including the setup of financial operations systems and modules, pre-contract expenses to obtain initial contracts and the hiring of operational staff. Because these costs are associated with the initial setup of the Allied business to initiate the operations involved in our nuclear services offerings, these costs are non-recurring in the normal course of our business. Represents SCB transaction expenses, executive severance costs, IPO-related costs and other miscellaneous items. Represents the statutory income tax rate of 24.89%, multiplied by adjusted (loss) income before income taxes attributable to Charah Solutions, Inc. As a result of the net loss per share for the three months ended March 31, 2019, the inclusion of all potentially dilutive shares would be anti-dilutive. Therefore, dilutive shares (in thousands) of 991 were excluded from the computation of the weighted-average shares for diluted net loss per share for the three months ended March 31, 2019.